CLIFFORD                                        CLIFFORD CHANCE LLP
CHANCE

EXECUTION VERSION

£150,000,000
FACILITY AGREEMENT
DATED 20 AUGUST 2012
FOR
NORTHERN POWERGRID HOLDINGS COMPANY

WITH
ABBEY NATIONAL TREASURY SERVICS PLC
LLOYDS TSB BANK PLC
THE ROYAL BANK OF SCOTLAND PLC

AND
LLOYDS TSB BANK PLC
ACTING AS AGENT
____________________________________________________

MULTICURRENCY REVOLVING FACILITY
AGREEMENT
___________________________________________________

THIS AGREEMENT is dated 20 August 2012 and made between:

(1)	NORTHERN POWERGRID HOLDINGS COMPANY (the "Company" and the "Guarantor");

(2)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as borrowers (together with the Company the "Borrowers");

(3)	ABBEY NATIONAL TREASURY SERVICES PLC, LLOYDS TSB BANK PLC and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arranger(s) (whether acting individually or together the "Arranger");

(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders"); and

(5)	LLOYDS TSB BANK PLC as agent of the other Finance Parties (the "Agent").
IT IS AGREED as follows:
SECTION 1
INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions
In this Agreement:

"Acceptable Bank" means a Lender or bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A+ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A1 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

"Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. For the purposes of The Royal Bank of Scotland plc, "Affiliates" shall include The Royal Bank of Scotland N.V. and any of its Affiliates but shall not include: (i) the UK government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiary or subsidiary undertakings.

"Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

"Aggregate RAV" means the aggregate of Northeast RAV and Yorkshire RAV.

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"Assignment Agreement" means an agreement in the form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Authority" means the Gas and Electricity Markets Authority (including Ofgem).

"Availability Period" means the period from and including the date of this Agreement to and including one Month prior to the Termination Date.

"Available Tranche A Commitment" means a Lender's Tranche A Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Tranche A Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche A Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Tranche A Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Tranche A Facility" means the aggregate for the time being of each Lender's Available Tranche A Commitment.

"Available Tranche B Commitment" means a Lender's Tranche B Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Tranche B Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche B Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Tranche B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Tranche B Facility" means the aggregate for the time being of each Lender's Available Tranche B Commitment.

"Available Tranche C Commitment" means a Lender's Tranche C Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Tranche C Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche C Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Tranche C Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Tranche C Facility" means the aggregate for the time being of each Lender's Available Tranche C Commitment.

"Base Currency" means sterling.

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"Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Loan.

"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

"Cash Equivalent Investments" means at any time investments in sterling demand or time deposits, UK Government Stock, certificates of deposit and short term debt obligations (including commercial paper), synthetic sterling deposits, shares in money market liquidity funds and guaranteed investment contracts, provided that in all cases such investments have a maturity of no longer than nine months from the date of their acquisition.

"Code" means, at any date, the US Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.
"Commitment" means the aggregate for the time being of each Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment.

"Commitment Fee Percentage" means in respect of any Borrower on any day, 40 per cent. of the Margin applicable to that Borrower on such day (or that would have been applicable had such Borrower drawn a Loan on such day).

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

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"Competition Act" means the Competition Act 1998.

"Confidential Information" means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 8 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

"Contribution Notice" means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

"CTA" means the Corporation Tax Act 2009.

"Default" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

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"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in a Loan available or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and,

payment is made within 5 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"DNO Licence" means in relation to each Regulated Borrower the distribution licence as amended from time to time, granted or treated as granted to it by the Authority under section 6(1)(c) of the Electricity Act.

"Electricity Act" means the Electricity Act 1989.

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"Enterprise Act" means the Enterprise Act 2002.
"Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

"Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

"EURIBOR" means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

"Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

"Existing Facility" means the £150,000,000 revolving loan facility made available pursuant to a facility agreement dated 26 March 2010 (as amended from time to time) for CE Electric UK Funding Company arranged by Abbey National Treasury Services plc, Lloyds TSB Bank plc and The Royal Bank of Scotland plc with Lloyds TSB Bank plc acting as agent.

"Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

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"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the Code; or

(c)
any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)
in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States), 1 January 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the United States), 1 January 2015; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Withholding Tax.

"FATCA FFI" means a foreign financial institution as defined as at the date hereof in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to apply a FATCA Withholding Tax.

"FATCA Withholding Tax" means a deduction or withholding from a payment under or in connection with a Finance Document pursuant to FATCA.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 12 (Fees).

"Finance Document" means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Company.

"Finance Party" means the Agent, the Arranger or a Lender.

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"Financial Indebtedness" means any indebtedness for or in respect of

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of redeemable shares which are by their terms capable of redemption before the Termination Date; and

(j)	without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

"Financial Support Direction" means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

"Group" means the Company and its Subsidiaries for the time being.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"IFRS" means the international accounting standards within the meaning of the IAS Regulation 1606/2002.

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"Impaired Agent" means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;
unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

"Increase Lender" has the meaning given to that term in Clause 2.2 (Increase).

"Insolvency Event" means in relation to a Finance Party:

(a)	any receiver, administrative receiver, administrator, liquidator, compulsory manager or other similar officer is appointed in respect of that Finance Party or all or substantially all of its assets;

(b)	that Finance Party is subject to any event which has an analogous effect to any of the events specified in paragraph (a) above under the applicable laws of any jurisdiction; or

(c)	that Finance Party suspends making payments on all or substantially all of its debts or publicly announces an intention to do so.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

"ITA" means the Income Tax Act 2007.

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"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 24 (Changes to the Lenders),
which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

"LMA" means the Loan Market Association.

"Loan" means a Tranche A Loan, a Tranche B Loan or a Tranche C Loan.

"Majority Lenders" means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"Margin" for a Loan shall be determined on the basis of the Moody's Rating and/or S&P Rating of the relevant Borrower of that Loan as set out in the following grid:

Moody's Rating/S&P Rating	Margin (bps. per annum)
A2/A or above	100
A3/A-	125
Baa1/BBB+	150
Baa2/BBB	200
Baa3/BBB-	250
Ba1/BB+ or below	300

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If the Moody's Rating and the S&P Rating in respect of a Borrower differ, the Margin for each Loan borrowed by that Borrower shall be determined on the basis of the higher of the two ratings and, while a Default is continuing or while no Moody's Rating or S&P Rating is assigned in respect of that Borrower, the Margin for each Loan borrowed by that Borrower shall be the percentage per annum set out above based on the assumption that the Moody's Rating and the S&P Rating were Ba1 or BB+ or below. If a rating has been assigned by either Moody's or S&P but not both then the Margin shall be determined on the basis of that rating. The changes to the Margin for a Loan as set out above shall take effect 5 Business Days after the Agent has received written notice in accordance with paragraph (b) of Clause 20.4 (Information: miscellaneous).

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Group taken as a whole;

(b)	the ability of an Obligor to perform its payment obligations and comply with the requirements of Clause 21 (Financial Covenants) under the Finance Documents; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.
"Moody's" means Moody's Investors Service, Inc.

"Moody's Rating" means, in respect of each Borrower, the senior unsecured debt rating of that Borrower assigned by Moody's from time to time.

"Northeast" means Northern Powergrid (Northeast) Limited (formerly known as Northern Electric Distribution Limited).

"Northeast RAV" means at any date, the regulatory asset base of Northeast for such date as last determined and notified to Northeast by OFGEM (interpolated as necessary and adjusted for additions to the regulatory asset value and adjusted as appropriate for out-turn inflation/ regulatory depreciation).

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"Obligor" means a Borrower or the Guarantor.

"Ofgem" means the Office of Gas and Electricity Markets operating under the direction and governance of the Authority.

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Original Financial Statements" means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2011; and

(b)	in relation to each Borrower, its audited financial statements for its financial year ended 31 December 2011.

"Participating Member State" means any member state of the European Union that adopts or has adopted and continues to use the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Pensions Regulator" means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

"Preliminary Conversion Date" means the date specified as such in the Preliminary Conversion Notice.
"Preliminary Conversion Notice" means a notice substantially in the form set out in Part I of Schedule 6 (Form of Preliminary Conversion Notice).

"Project Finance Borrowings" has the meaning given to it in Clause 21.1 (Financial definitions).
"Qualifying Lender" has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is domestic sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Regulated Borrower" means each of Yorkshire and Northeast.

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"Reference Banks" means, in relation to LIBOR and Mandatory Cost the principal London offices of Lloyds TSB Bank plc and The Royal Bank of Scotland plc and, in relation to EURIBOR, the principal office in London of Lloyds TSB Bank plc and The Royal Bank of Scotland plc or such other banks as may be appointed by the Agent in consultation with the Company.
"Relevant Interbank Market" means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

"Repeating Representations" means each of the representations set out in sub-paragraphs (a) and (b) of Clause 19.1 (Status), Clauses 19.2 (Binding obligations) to 19.6 (Governing law and enforcement) (inclusive), Clause 19.9 (No default), sub-paragraph (a) of Clause 19.10 (No misleading information), Clause 19.12 (Pari passu ranking), Clause 19.13 (No proceedings pending or threatened), Clause 19.14 (Environmental compliance) and Clause 19.15 (Environmental Claims).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

"Screen Rate" means:

(a)	in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

"Secondary Conversion Date" means the date specified as such in the Secondary Conversion Notice.

"Secondary Conversion Notice" means a notice substantially in the form set out in Part II of Schedule 6 (Form of Secondary Conversion Notice).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Separate Loan" has the meaning given to that term in Clause 7.1(c) (Repayment of Loans).

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"S&P" means Standard & Poor's Rating Group, a division of McGraw Hill Inc., a New York corporation.

"S&P Rating" means in respect of each Borrower, the senior, unsecured debt rating of that Borrower assigned by S&P from time to time.

"Specified Time" means a time determined in accordance with Schedule 9 (Timetables).
"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Taxes Act" means the Income and Corporation Taxes Act 1988.
"Termination Date" means the date falling 60 Months after the date of this Agreement.
"Total Commitments" means the aggregate of the Commitments being £150,000,000 at the date of this Agreement.
"Tranche" means Tranche A, Tranche B or Tranche C.
"Tranche A" has the meaning ascribed to it in paragraph (a) of Clause 2.1 (The Facility).
"Tranche A Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or to be transferred to it following delivery of a Secondary Conversion Notice; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement (or to be reduced or transferred by it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice).
"Tranche A Loan" means a loan made under Tranche A or the principal amount outstanding for the

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time being of that loan.

"Tranche B" has the meaning ascribed to it in paragraph (b) of Clause 2.1 (The Facility).

"Tranche B Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or to be transferred to it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement (or to be reduced or transferred by it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice).

"Tranche B Loan" means a loan made under Tranche B or the principal amount outstanding for the time being of that loan.
"Tranche C" has the meaning ascribed to it in paragraph (c) of Clause 2.1 (The Facility).
"Tranche C Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche C Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or to be transferred to it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement (or to be reduced or transferred by it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice).

"Tranche C Loan" means a loan made under Tranche C or the principal amount outstanding for the time being of that loan.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

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(a)	the proposed Transfer Date specified in the Transfer Certificate or Assignment Agreement; and

(b)	the date on which the Agent executes the Transfer Certificate or Assignment Agreement.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"US Tax Obligor" means:

(a)	a Borrower which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for United States federal income tax purposes,

in each case, as defined and interpreted as at the date hereof.
"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

"Yorkshire" means Northern Powergrid (Yorkshire) plc (formerly known as Yorkshire Electricity Distribution plc).

"Yorkshire RAV" means at any date, the regulatory asset base of Yorkshire for such date as last determined and notified to Yorkshire by OFGEM (interpolated as necessary and adjusted for additions to the regulatory asset value and adjusted as appropriate for out-turn inflation/ regulatory depreciation).

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

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(iii)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Currency Symbols and Definitions

"$" and "dollars" denote the lawful currency of the United States of America, "£" and "sterling" denote the lawful currency of the United Kingdom and "EUR" and "euro" denote the single currency unit of the Participating Member States.

1.4	Third party rights

a.
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

b.	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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SECTION 2
THE FACILITY

2.	The Facility

2.1	The Facility
Subject to the terms of this Agreement (including, without limitation, Clause 4.5 (Reallocation), the Lenders make available a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments in three tranches in maximum principal amounts as follows:

(a)	to the Company, Loans in an aggregate amount equal to the Tranche A Commitments ("Tranche A");

(b)	to Yorkshire, Loans in an aggregate amount equal to the Tranche B Commitments ("Tranche B"); and

(c)	to Northeast, Loans in an aggregate amount equal to the Tranche C Commitments ("Tranche C").

2.2	Increase

(a)	The relevant Obligor may by giving prior notice to the Agent after the effective date of a cancellation of:

(i)
the Available Tranche A Commitments, the Available Tranche B Commitments or the Available Tranche C Commitments (as appropriate) of a Defaulting Lender in accordance with paragraph (g) of Clause 8.5 (Right of replacement, repayment and cancellation in relation to a single Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 8.1 (Illegality); or

(B)	paragraph (a) of Clause 8.5 (Right of replacement, repayment and cancellation in relation to a single Lender),

request that the Total Commitments and the relevant Tranche A Commitments, Tranche B Commitments and/or Tranche C Commitments be increased (and the Total Commitments and the relevant Commitments under that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Tranche A Commitments, the Available Tranche B Commitments and the Available Tranche C Commitments or Commitments so cancelled as follows:

(iii)
the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the relevant Obligor (each of which shall not be a member of the Group) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

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(iv)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)
any Increase Lender which is not a Lender immediately prior to the relevant increase shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)
any increase in the Total Commitments and the relevant Commitment shall take effect on the date specified by the relevant Obligor in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Commitments and the relevant Commitment will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Obligors and the Increase Lender.

(c)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)
Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the relevant Obligor shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of £1,500 and the Company shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)
The relevant Obligor may pay to the Increase Lender a fee in the amount and at the times agreed between the relevant Obligor and the Increase Lender in a letter between the relevant Obligor and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(f)	Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

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(i)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(ii)	the "New Lender" were references to that "Increase Lender"; and

(iii)	a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment".

2.3	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility firstly towards refinancing the Existing Facility and thereafter towards its general corporate purposes.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1    Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

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(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it is dollars or euro or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation eleven or more Loans would be outstanding.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)	Any Separate Loan shall not be taken into account in this Clause 4.4.

4.5	Reallocation

(a)
Subject to paragraph (b) below, the Company may not less than 5 Business Days prior to the Preliminary Conversion Date (as defined below) and thereafter on each anniversary of such Preliminary Conversion Date, deliver a Preliminary Conversion Notice to the Agent requesting that a Base Currency amount of up to £25,000,000 be reallocated between Tranche A, Tranche B and/or Tranche C in the proportions specified in the Preliminary Conversion Notice on the date (the "Preliminary Conversion Date") determined in accordance with paragraph (d) below.

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(b)	At no time during the subsistence of this Agreement may the Tranche A Commitments exceed £25,000,000.

(c)	Upon delivery of a Preliminary Conversion Notice, the Agent shall promptly notify the Lenders and on the Preliminary Conversion Date:

(i)
each Lender's Commitments under a relevant Tranche (a "Reducing Tranche") shall be cancelled on a pro rata basis in an aggregate amount equal to the amount specified in the Preliminary Conversion Notice (the "Reduced Amount"); and

(ii)
each Lender's Tranche A Commitment, Tranche B Commitment and/or Tranche C Commitment (as applicable) under a relevant Tranche (an "Increasing Tranche") shall be increased on a pro rata basis by an amount equal to the amount specified in the Preliminary Conversion Notice.

(d)	If the Reduced Amount under a Reducing Tranche:

(i)
exceeds the Available Tranche A Commitments, Available Tranche B Commitments or Available Tranche C Commitments (as applicable) under that Reducing Tranche, the Preliminary Conversion Date shall (if there is only one Loan outstanding under the relevant Tranche) be the last day of the Interest Period for the Loan under that Reducing Tranche outstanding on the date of the Preliminary Conversion Notice and (otherwise) shall be the last day of the Interest Period for a Loan outstanding under that Reducing Tranche which has a maturity date falling after the maturity date of any other Interest Period for Loans under that Reducing Tranche outstanding on the date of the Preliminary Conversion Notice (and prior to the Preliminary Conversion Date each subsequent Interest Period for a Loan under that Reducing Tranche shall be of such duration that it ends on or before the Preliminary Conversion Date);

(ii)
is equal to or less than the Available Tranche A Commitments, Available Tranche B Commitments or Available Tranche C Commitments (as applicable) under that Reducing Tranche, the Preliminary Conversion Date shall be the date falling 5 Business Days after the date of the Preliminary Conversion Notice.

(e)	The Company may not less than 5 Business Days prior to the Secondary Conversion Date (as defined below), deliver a Secondary Conversion Notice to the Agent, requesting that:

(i)	all or part of the Tranche A Commitments (the "Converted Amount") shall be cancelled; and

(ii)
simultaneously the Tranche B Commitments and/or the Tranche C Commitments shall be increased in an aggregate amount equal to the Converted Amount (and as between Tranche B and Tranche C in such proportions as the Company shall specify in the Secondary Conversion Notice), in each case on the date (the "Secondary Conversion Date") determined in accordance with paragraph (f) below.

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(f)	If the Converted Amount:

(i)
exceeds the Available Tranche A Commitments, the Secondary Conversion Date shall (if there is only one Tranche A Loan outstanding) be the last day of the Interest Period for the Tranche A Loan outstanding on the date of the Secondary Conversion Notice and (otherwise) shall be the last day of the Interest Period for a Tranche A Loan outstanding on the date of the Secondary Conversion Notice which has a maturity date falling after the maturity date of any other Interest Period for Tranche A Loans outstanding on the date of the Secondary Conversion Notice (and prior to the Secondary Conversion Date each subsequent Interest Period for a Tranche A Loan shall be of such duration that it ends on or before the Secondary Conversion Date);

(ii)	is equal to or less than the Available Tranche A Commitments, the Secondary Conversion Date shall be the date falling 5 Business Days after the date of the Secondary Conversion Notice.

(g)	Upon delivery of a Secondary Conversion Notice, the Agent shall promptly notify the Lenders and on the Secondary Conversion Date:

(i)	each Lender's Tranche A Commitment shall be cancelled on a pro rata basis in an aggregate amount equal to the Converted Amount; and

(ii)
each Lender's Tranche B Commitment and/or Tranche C Commitment shall be increased on a pro rata basis in an aggregate amount equal to the Converted Amount to be allocated between Tranche B and/or Tranche C in the proportions specified in the Secondary Conversion Notice.

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SECTION 3
UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the Borrower which has delivered the Utilisation Request is permitted by the terms of this Agreement to borrow the amount requested therein;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of £1,000,000 or if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable); or

(ii)
if the currency selected is dollars or euros, a minimum of $1,000,000 or EUR1,000,000 respectively or if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable); or

(iii)
if the currency selected is an Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable); and

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(iv)	in any event such that its Base Currency Amount is less than or equal to the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable).

5.4	Lenders' participation

(a)
If the conditions set out in this Agreement have been met, and subject to Clause 7.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Tranche A Loan will be equal to the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to making the Loan.

(c)
The amount of each Lender's participation in each Tranche B Loan will be equal to the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to making the Loan.

(d)
The amount of each Lender's participation in each Tranche C Loan will be equal to the proportion borne by its Available Tranche C Commitment to the Available Tranche C Facility immediately prior to making the Loan.

(e)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash, in each case by the Specified Time.

5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower shall select the currency of a Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

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(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Participation in a Loan

Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

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SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

7.	REPAYMENT

7.1	Repayment of Loans

(a)	Subject to paragraph (b) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower under a particular Tranche (a "new Loan"):

(i)	on the same day that a maturing Loan made under the same Tranche (a "maturing Loan") is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency));

(iii)	in whole or in part for the purpose of refinancing the maturing Loan; and

(iv)
the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless a Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)
each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make any payment in cash; and

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(2)
each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

(c)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the "Separate Loans") denominated in the currency in which the relevant participations are outstanding.

(d)
A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving 3 Business Days' prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of the Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)
The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

8.	PREPAYMENT AND CANCELLATION

8.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)
each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

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8.2	Change of control

(a)	If a Change of Control occurs:

(i)	the Company shall promptly notify the Agent upon becoming aware of that event; and

(ii)
if a Lender so requires, the Agent shall, by notifying each Borrower and the Company not more than 30 days after the date on which it received notification from the Company in accordance with paragraph (a)(i) above, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable on the date specified in such notice.

(b)	For the purposes of paragraph (a) above, a "Change of Control" shall occur if:

(i)	MidAmerican Energy Holdings Company ceases to own, directly or indirectly, the entire issued share capital of the Company; or

(ii)	the Company ceases to own directly or indirectly the entire issued share capital of each Regulated Borrower.

8.3	Voluntary cancellation

(a)
The Company may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Tranche A Facility. Any cancellation under this paragraph (a) shall reduce the Tranche A Commitments of the Lenders rateably.

(b)
The Borrower under Tranche B may, if it gives the Agent not less than 5 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Tranche B Facility. Any cancellation under this paragraph (b) shall reduce the Tranche B Commitments of the Lenders rateably.

(c)
The Borrower under Tranche C may, if it gives the Agent not less than 5 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Tranche C Facility. Any cancellation under this paragraph (c) shall reduce the Tranche C Commitments of the Lenders rateably.

8.4	Voluntary prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £1,000,000).

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8.5	Right of replacement, repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from an Obligor under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs); or

(iii)	at any time on or after the date which is six months before the earliest FATCA Application Date for any payment by a Party to a Lender, that Lender is not, or has ceased to be, a FATCA Exempt Party, the relevant Obligor may, whilst the circumstance giving rise to the requirement or indemnification continues or that Lender continues not to be a FATCA Exempt Party, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the relevant Obligor has given notice under paragraph (a) above (or, if earlier, the date specified by the Obligor in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

(d)
The relevant Obligor may, in the circumstances set out in paragraph (a) above, on 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the relevant Obligor which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the relevant Obligor shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

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(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)
A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(g)

(i)
If any Lender becomes a Defaulting Lender, the relevant Obligor may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days' notice of cancellation of the Available Tranche A Commitment, the Available Tranche B Commitment and the Available Tranche C Commitment of that Lender.

(ii)
On the notice referred to in paragraph (g)(i) above becoming effective, the Available Tranche A Commitment, the Available Tranche B Commitment and/or the Available Tranche C Commitment, as applicable, of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (f)(i) above, notify all the Lenders.

8.6	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.2 (Increase) and Clause 4.5 (Reallocation) no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

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SECTION 5
COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)	Mandatory Cost, if any.

9.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

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9.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(a)	A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)
Subject to this Clause 10 and to Clause 4.5 (Reallocation), a Borrower may select an Interest Period of one, three or six Months or any other period agreed between the relevant Borrower and the Agent (acting on the instructions of all the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

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(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)	In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Agent or a Borrower so requires, the Agent and that Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4	Break Costs

(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Commitment fee

(a)
The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of the Commitment Fee Percentage applicable to it on the daily amount of that Lender's Available Tranche A Commitment for the Availability Period.

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(b)
Yorkshire shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of the Commitment Fee Percentage applicable to it on the daily amount of that Lender's Available Tranche B Commitment for the Availability Period.

(c)
Northeast shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of the Commitment Fee Percentage applicable to it on the daily amount of that Lender's Available Tranche C Commitment for the Availability Period.

(d)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the Preliminary Conversion Date, on each Secondary Conversion Date on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(e)
No commitment fee is payable to the Agent (for the account of a Lender) on any Available Tranche A Commitment, any Available Tranche B Commitment or any Available Tranche C Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.2	Upfront fee

The Company shall pay to the Arranger an upfront fee in the amount and at the times agreed in a Fee Letter.

12.3	Utilisation fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a utilisation fee calculated as follows;

(i)	for any day on which more than 33 per cent. (but less than or equal to 66 per cent.) of the Facility is drawn, computed at a rate of 0.10 per cent. per annum on the Loans outstanding at that time; and

(ii)	for any day on which more than 66 per cent. of the Facility is drawn computed at a rate of 0.30 per cent. per annum on the Loans outstanding at that time.

(b)	The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the term of the Facility and on the Termination Date.

12.4	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

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SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	Definitions

(a)	In this Agreement:

"Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part II of Schedule 1 (The Original Parties), and is filed with HM Revenue & Customs within 30 Business Days of the date of this Agreement; or

(ii)
where it relates to a Treaty Lender that is a New Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation, and is filed with HM Revenue & Customs within 30 days of that Transfer Date or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect.

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Qualifying Lender" means:

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

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(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a Treaty Lender; or

(ii)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

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"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity) or under any indemnity given as referred to in paragraph (c) of Clause 34.2 (Exceptions).
"Treaty Lender" means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(iii)
meets all other conditions in the appropriate double taxation agreement (subject to completion of any procedural formalities) for full exemption from taxation imposed by the United Kingdom on interest which relate to the Lender.

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
"UK Non-Bank Lender" means, where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement, the Transfer Certificate or the Increase Confirmation which it executes on becoming a Party.

(b)	Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

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(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and

(A)
an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and

(A)	the relevant Lender has not given a Tax Confirmation to the Obligors; and

(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligors, on the basis that the Tax Confirmation would have enabled the relevant Obligor to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.

(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

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(g)

(i)
Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)
A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Parties); and

(B)
a New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees.

(j)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

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(k)	A UK Non-Bank Lender shall promptly notify the Obligors and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(l)
A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of FATCA Withholding Tax if, on the date on which the payment falls due, the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 13.8 (FATCA Information) below.

13.3	Tax indemnity

(a)
An Obligor shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied; or

(C)	is attributable to FATCA Withholding Tax.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligor.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

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13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If a New Lender or Increase Lender fails to indicate its status in accordance with this Clause 13.5 then such New Lender or Increase Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 13.5.

13.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

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13.7	Value added tax

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

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13.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable passthru percentage or other information required under the Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to 13.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable passthru percentage then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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14.	INCREASED COSTS

14.1	Increased costs

(a)
Subject to Clause 14.3 (Exceptions) an Obligor shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement "Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the relevant Obligor.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Withholding Tax;

(iii)
compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iv)	compensated for by the payment of the Mandatory Cost; or

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(v)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

An Obligor shall within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

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15.3	Indemnity to the Agent

An Obligor shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Obligors, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	An Obligor shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

An Obligor shall promptly on demand pay the Agent and the Arranger the amount of all out of pocket costs and expenses (including legal fees up to the amount of any cap agreed in respect thereof) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

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17.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), an Obligor shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

An Obligor shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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SECTION 7
GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each other Borrower of all that Borrower's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of the Guarantor under this Clause 18 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

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(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension or restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including without limitation any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

a.
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

b.	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18.

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18.7	Deferral of Guarantor's rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment mechanics).

18.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(c)	It is not a FATCA FFI or a US Tax Obligor.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents; or

(c)
any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets to an extent which could reasonably be expected to have a Material Adverse Effect.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

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19.5	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

(b)
All material Authorisations (including, without limitation, in the case of each Regulated Borrower pursuant to its DNO Licence) necessary for the conduct of its business, trade and ordinary activities have been obtained and effected and are in full force and effect.

19.6	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(a)	a Qualifying Lender:

(i)	falling within paragraph (i)(A) of the definition of Qualifying Lender; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of Qualifying Lender; or

(iii)	falling within paragraph (ii) of the definition of Qualifying Lender or;

(b)
a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

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19.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might reasonably be expected to have a Material Adverse Effect.

19.10	No misleading information

(a)
Any written factual information provided by any member of the Group (the "Information") was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections contained in the Information have been prepared on the basis of recent historical information and on the basis of assumptions believed by it to be reasonable.

(c)
Nothing has occurred or been omitted from the Information and no information has been given or withheld that results in the Information taken as a whole being untrue or misleading in any material respect.

19.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with IFRS consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)
Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)
There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of its Original Financial Statements.

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19.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14	Environmental compliance

Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.15	Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

19.16	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years:

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(i)	its audited consolidated financial statements for that financial year; and

(ii)	the audited financial statements of each Regulated Borrower for that financial year; and

(b)
as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years the unaudited consolidated financial statements of the Group for that financial half year.

20.2	Compliance Certificate

(a)
The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by two directors of the Company (or, failing that, by one director of the Company and the finance director or the treasurer or the investor reporting manager or the financial controller or the company secretary of the Company).

20.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall include a balance sheet, income statement and cashflow statement and shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)

(i)
The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using IFRS, and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in IFRS, or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(A)
a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(B)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

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(ii)	If the Company notifies the Agent of a change in accordance with paragraph (i) above then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

(A)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(B)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.
Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4	Information: miscellaneous

Each Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect (other than distribution price control reviews to which all other electricity distribution network operators in Great Britain are subject);

(b)	promptly written notice of each Obligor's Moody's Rating and S&P Rating and any changes thereto;

(c)	promptly upon receipt a copy of each DNO Licence in respect of each Obligor for the period commencing on 1 April 2012; and

(d)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

20.5	Notification of default

(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

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(b)
Promptly upon a request by the Agent, an Obligor shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) save that a Regulated Borrower shall only be required to certify that no Default is continuing in respect of itself.

20.6	Use of websites

(a)
An Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Obligor and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Obligor and the Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Obligor accordingly and the Obligor shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Obligor shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligor and the Agent.

(c)	The Obligor shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

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If the Obligor notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Obligor under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligor shall comply with any such request within ten Business Days.

20.7	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself, or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, or on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	FINANCIAL COVENANTS

21.1	Financial definitions

In this Clause 21:
"Borrowings" means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

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(i)	moneys borrowed and debit balances with financial institutions;

(ii)	any amount raised by acceptance under any acceptance credit facility;

(iii)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(v)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(vi)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(vii)	any amount raised by the issue of redeemable shares which are redeemable before the Termination Date;

(viii)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(ix)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii) above.

"Calculation Date" means each of 30 June and 31 December in any year.

"Consolidated EBIT" means the consolidated profit shown in the consolidated financial statements of the Group on the line entitled "operating profit":

(i)	before taking into account any items treated as exceptional items;

(ii)	after deducting the amount of any profit of any member of the Group which is attributable to minority interests;

(iii)	after adding dividends received from any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest;

(iv)	before taking into account any realised and unrealised exchange gains and losses including those arising on translation of currency debt;

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(v)
before taking into account any gain or loss arising from an upward or downward revaluation of any asset at any time before the date of the Company's Original Financial Statements,in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation (and without double counting).

"Consolidated Net Finance Charges" means, for any Relevant Period, the aggregate amount of net interest paid on Consolidated Senior Total Net Debt included in the consolidated cash flow statement for the Group in respect of that Relevant Period.

"Consolidated Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings (other than between members of the Group) which rank at least pari passu with the Loans advanced hereunder but:

(i)	deducting the aggregate amount of all obligations of any member of the Group in respect of Project Finance Borrowings;

(ii)
deducting the aggregate amount of all obligations of any member of the Group in respect of Borrowings to the extent that the repayment or redemption of such Borrowings is provided for by the purchase by a member of the Group of a guaranteed investment contract; and

(iii)	deducting the aggregate amount of freely available cash and Cash Equivalent Investments held by any member of the Group at such time,

and so that no amount shall be excluded more than once.
"Interest Cover" means, in respect of any Relevant Period, the ratio of Consolidated EBIT for that Relevant Period to Consolidated Net Finance Charges for that Relevant Period.

"Northeast Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of Northeast for or in respect of Borrowings which rank at least pari passu with the Loans advanced hereunder but:

(i)	deducting the aggregate amount of all obligations of Northeast in respect of Project Finance Borrowings;

(ii)
deducting the aggregate amount of all obligations of Northeast in respect of Borrowings to the extent that the repayment or redemption of such Borrowings is provided for by the purchase by a member of the Group of a guaranteed investment contract; and

(iii)	deducting the aggregate amount of freely available cash and Cash Equivalent Investments held by Northeast at such time, and so that no amount shall be excluded more than once.

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"Project Finance Borrowings" means any indebtedness to finance or refinance the ownership, acquisition, development, design, engineering, procurement, construction, servicing, management and/or operation of any project or asset:

(i)	which is incurred by an Excluded Subsidiary; or

(ii)
in respect of which the person or persons to whom any such indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

(a)
recourse to such member of the Group for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from, or ownership interests or other investments in, such project or asset; and/or

(b)
recourse to such member of the Group for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any Security given by such member of the Group over such project or asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like or other investor in the borrower or in the owner of such project or asset over its shares or the like in the capital of or other investment in the borrower or in the owner of such project or asset) to secure such indebtedness provided that:

(A)	the extent of such recourse to such member of the Group is limited solely to the amount of any recoveries made on any such enforcement; and

(B)
such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of an Obligor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of an Obligor or any of its assets (save for the assets the subject of such Security); and/or

(c)
recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is principally limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of any obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against which such recourse is available.

For the avoidance of doubt, recourse as permitted by (a), (b) or (c) above shall not be had to the cash flow of a Regulated Borrower other than to the extent of the amount of cash flow derived solely from an investment or investments in the relevant project or asset.
For the purpose of this definition of "Project Finance Borrowings", "Excluded Subsidiary" means any Subsidiary of the Company (other than a Regulated Borrower):

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(a)
in respect of which neither the Company nor any Subsidiary of the Company (other than another Excluded Subsidiary) has undertaken any legal obligation to give any guarantee of any Borrowings (other than in respect of intra-Group Borrowings or pursuant to any statutory obligation) and the Subsidiaries of which are all Excluded Subsidiaries; and

(b)
which has been designated as such by the Company by written notice to the Agent (and the Company has not subsequently delivered written notice to the Agent that such Subsidiary is no longer an Excluded Subsidiary).

"Relevant Period" means each period of twelve months ending on a Calculation Date.

"Yorkshire Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of Yorkshire for or in respect of Borrowings which rank at least pari passu with the Loans advanced hereunder but:

(i)	deducting the aggregate amount of all obligations of Yorkshire in respect of Project Finance Borrowings;

(ii)
deducting the aggregate amount of all obligations of Yorkshire in respect of Borrowings to the extent that the repayment or redemption of such Borrowings is provided for by the purchase by a member of the Group of a guaranteed investment contract; and

(iii)	deducting the aggregate amount of freely available cash and Cash Equivalent Investments held by Yorkshire at such time,

and so that no amount shall be excluded more than once.

21.2	Financial condition

The Company shall ensure that:

(a)	Interest Cover for each Relevant Period shall be not less than 2.50:1;

(b)	Yorkshire Senior Total Net Debt on any Calculation Date shall not exceed 65 per cent. of Yorkshire RAV on such Calculation Date;

(c)	Northeast Senior Total Net Debt on any Calculation Date shall not exceed 65 per cent. of Northeast RAV on such Calculation Date; and

(d)	Consolidated Senior Total Net Debt on any Calculation Date shall not exceed 80 per cent. of Aggregate RAV on such Calculation Date.

21.3	Financial testing

The financial covenants set out in Clause 21.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

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22.	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3	Negative pledge

(a)	No Obligor shall create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	any lien arising by operation of law and in the ordinary course of trading;

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(iii)	any Security over or affecting (or transaction ("Quasi-Security") described in paragraph (b) above affecting) any asset acquired by an Obligor after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Obligor;

(B)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by the Obligor; and

(C)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(iv)	any Security securing Project Finance Borrowings;

(v)	any Security over the shares of any member of the Group which is not an Obligor provided such Security was required by and forms part of a Project Finance Borrowing arrangement;

(vi)	any Security entered into pursuant to any Finance Document; or

(vii)
any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (vi) above) does not exceed £50,000,000 (or its equivalent in another currency or currencies).

22.4	Disposals

No Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

22.5	Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction, provided that nothing in this Clause 22.5 shall prohibit an Obligor from doing anything in connection with any amalgamation, demerger, merger or corporate reconstruction of any of its subsidiaries which does not involve an amalgamation, demerger, merger or corporate reconstruction of an Obligor.

22.6	Change of business

Each Obligor shall procure that no substantial change is made to the general nature of its business or the business of the Group taken as a whole from that carried on at the date of this Agreement.

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22.7	Insurance

Each Obligor shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is consistent with sound business practice.

22.8	Compliance with DNO Licences and duties under the Electricity Act

Each Regulated Borrower shall not (and the Company shall ensure that each Regulated Borrower shall not) breach any of its DNO Licence conditions nor any of its obligations under the Electricity Act, the Competition Act and/or the Enterprise Act where any such breach could reasonably be expected to result in the revocation of its DNO Licence or would materially impair its ability to perform its obligations under the Finance Documents.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save as for Clause 23.14 (Acceleration)).

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date.

23.2	Financial covenants

Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

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23.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £25,000,000 (or its equivalent in any other currency or currencies) or (save where the same has resulted in recourse to a member of the Group pursuant to paragraph (c) of the definition of "Project Finance Borrowings") the Financial Indebtedness is Project Finance Borrowing.

23.6	Insolvency

(a)
An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

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23.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)
Paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and which is discharged, stayed or dismissed within 21 days of commencement or, if earlier, the date on which it is advertised.

23.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Obligors taken together having an aggregate value of £25,000,000 and is not discharged within 21 days.

23.9	Governmental Intervention

By or under the authority of any government:

(a)	the management of any member of the Group is wholly or substantially displaced or the authority of any member of the Group in the conduct of its business is wholly or substantially curtailed; or

(b)	all or a majority of the issued shares of any Obligor or the whole or any material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

23.10	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

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23.11	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.12	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.13	Regulated Borrower Events

(a)	Notice is given to terminate or revoke a Regulated Borrower's DNO Licence.

(b)
A Regulated Borrower is issued with an order by the Authority as a result of the Authority's belief that the Regulated Borrower is in breach (or is likely to be in breach) of a condition in its DNO Licence or its obligations under the Electricity Act and such breach or the issuance of such order could reasonably be expected to have a Material Adverse Effect.

23.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to each Obligor:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

23.15	Protected Rights of the Regulated Borrowers as holders of a DNO Licence

(a)
Notwithstanding any other provision of any of the Finance Documents, if an Event of Default occurs and such Event of Default has not arisen as a result of any act or omission or state of affairs in existence which, relates to a Regulated Borrower, such Event of Default shall be deemed not to have occurred in relation to that Regulated Borrower and, accordingly, the powers described in paragraphs (a) to (c) of Clause 23.14 (Acceleration) shall be deemed not to have arisen as against that Regulated Borrower as regards (a) Loans made to and all sums owed by that Regulated Borrower under the Finance Documents, and (b) the unutilised portion of the applicable Tranche made available to that Regulated Borrower.

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(b)
The provisions of paragraph (a) of this Clause 23.15 shall not operate so as to limit the rights of the Agent to exercise all or any of the powers described in paragraphs (a) to (c) of Clause 23.14 (Acceleration) against any Obligor (not being a Regulated Borrower) on or following the occurrence of any Event of Default (including where such Event of Default occurs as a result of any act or omission or state of affairs in existence which in each case relates to a Regulated Borrower) nor shall the provisions of paragraph (a) of this Clause 23.15 qualify the obligation of the Agent to exercise such powers, rights and remedies against any Obligor (not being a Regulated Borrower) if so instructed by the Majority Lenders.

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SECTION 9
CHANGES TO PARTIES

24.	CHANGES TO THE PARTIES

24.1	Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

24.2	Conditions of assignment or transfer

(a)
The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default has occurred and is continuing.

(b)
The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)	An assignment will only be effective on:

(i)
receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Agent of all necessary "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

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(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply:

(iii)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility; or

(iv)
in relation to Clause 13.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii)(B) of Clause 13.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)
No Existing Lender shall assign or transfer any of its rights and/or obligations under a Tranche to a New Lender without simultaneously assigning and/or transferring on a pro rata basis its rights and/or obligations under the other Tranches to such New Lender.

24.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,000.

24.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

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(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary all "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

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(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

24.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

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(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

24.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

24.9	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

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(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.10	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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SECTION 10
THE FINANCE PARTIES

25.	ROLE OF THE AGENT AND THE ARRANGER

25.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)
Without prejudice to Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(f)
The Agent shall provide to the Obligors, within 5 Business Days of a request by an Obligor (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

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(g)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

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(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall as soon as reasonably practicable disclose the same upon the written request of the Company or the Majority Lenders.

(g)
The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 11.2 (Market Disruption).

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7	Majority Lenders' instructions

(a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)

(d)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(e)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8	Responsibility for documentation

Neither the Agent nor the Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document;

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(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 28.11 (Disruption to Payment Systems etc.)), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

25.10	Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.11 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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25.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)
Alternatively the Agent may resign by giving 30 days' notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 13.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 13.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

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(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Company or a Lender believes that a Party may be required to apply a FATCA Withholding Tax that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

25.12	Replacement of the Agent

(a)
After consultation with the Company, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.13	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.14	Relationship with the Lenders

a.
Subject to Clause 24.9 (Pro rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

i.	entitled to or liable for any payment due under any Finance Document on that day; and

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ii.	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

b.	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

c.
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(iii) of Clause 30.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

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(d)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

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(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.6 (Partial payments).

27.3	Recovering Finance Party's rights

(a)
On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

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27.5	Exceptions

(a)
This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 11
ADMINISTRATION

28.	PAYMENT MECHANICS

28.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback) and Clause 25.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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28.5	Impaired Agent

(a)
If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Agent in accordance with Clause 25.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 28.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 28.2 (Distributions by the Agent).

28.6	Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the
Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

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28.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

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(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by an Obligor that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by an Obligor, consult with the Obligors with a view to agreeing with the Obligors such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Obligors in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Obligors shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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30.	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

30.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

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(e)
Any electronic communication which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following Business Day.

30.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

30.6	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that the two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)
Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following Business Day.

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30.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days in respect of amounts payable in Sterling or, in respect of other amounts 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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34.	AMENDMENTS AND WAIVERS

34.1	Required consents

(a)
Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment other than in accordance with Clause 4.5 (Reallocation)

(v)	a change to the Borrowers or the Guarantor;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.3 (Finance Parties' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 34; or

(viii)	the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity);

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

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(c)
From 1 January 2013, the Agent may veto any amendment or waiver of a term under a Finance Document under this Clause 34 (Amendments and Waivers) or any change to any Obligor that (in either of these cases) the Agent reasonably determines could constitute a "material modification" within the meaning of Proposed US Treasury regulation Section 1.1471-2(b)(2)(iv) (or any final or successor regulation governing grandfathering under FATCA) which results directly in a FATCA Withholding Tax applying to any payment made by an Obligor unless each relevant Obligor agrees to make the Agent and the Lenders whole for any FATCA Withholding Tax applicable to any payment made by an Obligor to the Agent or a Lender as a result of such amendment, waiver or change in a manner reasonably satisfactory to the Agent, whether in the form of increased payments to the Agent and the Lenders and/or an indemnity.

34.3	Disenfranchisement of Defaulting Lenders

(a)
For so long as a Defaulting Lender has any Available Tranche A Commitment, any Available Tranche B Commitment or any Available Tranche C Commitment in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Tranche A Commitments, Available Tranche B Commitments and/or Available Tranche A Commitments.

(b)	For the purposes of this Clause 34.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.4	Replacement of a Defaulting Lender

(a)	An Obligor may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days' prior written notice to the Agent and such Lender:

(i)
replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement;

(ii)
require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Parties) all (and not part only) of the undrawn Commitment of the Lender; or

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(iii)
require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Parties) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the relevant Obligor, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Obligors shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Obligors to find a Replacement Lender;

(iii)	the transfer must take place no later than 5 days after the notice period referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)
The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

35.	CONFIDENTIALITY

35.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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35.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider reasonably necessary if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 25.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph b(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders' rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party;

(ix)	with the consent of the Obligors; and

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(x)	who is an investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) which involves this Facility, in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi), (b)(vii) and b(x) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

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35.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Commitments and Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Obligors, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Obligors and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

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(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

35.4	Entire agreement

This Clause 35 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35 (Confidentiality).

35.7	Continuing obligations

The obligations in this Clause 35 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

36.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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SECTION 12
GOVERNING LAW AND ENFORCEMENT

37.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law

38.	ENFORCEMENT

38.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 38.1 is for the benefit of the Finance Parties only. As a result, and notwithstanding paragraph (a) of Clause 38.1, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
THE PARTIES

PART I
THE OBLIGORS

Name of Borrowers	Registration number (or equivalent, if any)
Northern Powergrid Holdings Company Northern Powergrid (Yorkshire) plc Northern Powergrid (Northeast) Limited	03476201 04112320 02906593

Name of Guarantor	Registration number (or equivalent, if any)
Northern Powergrid Holdings Company	03476201

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PART II
THE ORIGINAL LENDERS

Name of Original Lender	Tranche A Commitment	Tranche B Commitment	Tranche C Commitment
Abbey National Treasury Services Plc	£0	£25,000,000	£25,000,000
Lloyds TSB Bank plc	£0	£25,000,000	£25,000,000
The Royal Bank of Scotland plc	£0	£25,000,000	£25,000,000
	£0	£75,000,000	£75,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT

Conditions Precedent to Initial Utilisation

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A certificate of each Obligor (signed by a director) confirming that borrowing the Commitments made available to that Obligor hereunder and in the case of the Guarantor, guaranteeing the Total Commitments, would not cause any borrowing, guaranteeing or similar limit binding on any such Obligor to be exceeded.

(e)
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinion

(a)
A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.	Other documents and evidence

(a)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)	The Original Financial Statements of each Original Obligor.

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(c)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)	A copy of each DNO Licence.

(e)
Evidence that the Existing Facility will be cancelled in full on or before the date of first Utilisation and the proceeds of such first Utilisation will be applied in repayment of all amounts outstanding under the Existing Facility.

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SCHEDULE 3
REQUESTS

Utilisaton Request
From:    [Borrower]
To:    [Agent]
Dated:
Dear Sirs
Northern Powergrid Holdings Company - £150,000,000 Multicurrency Revolving Facility Agreement
dated [ ] (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a [Tranche A/Tranche B/Tranche C] Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable)
Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

93954-4-1-v3.0                        -106-                        70-40529536

SCHEDULE 4
MANDATORY COST FORMULAE

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:

AB+C(B-D)+E x 0.01
100-(A+C)    per cent. per annum

(b)	in relation to a Loan in any currency other than sterling:

E x 0.01
300            per cent. per annum.
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

93954-4-1-v3.0                        -107-                        70-40529536

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

93954-4-1-v3.0                        -108-                        70-40529536

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

93954-4-1-v3.0                        -109-                        70-40529536

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:    [    ] as Agent
From:    [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
Northern Powergrid Holdings Company - £150,000,000 Multicurrency Revolving Facility Agreement
dated [ ] (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 24.5 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

93954-4-1-v3.0                        -110-                        70-40529536

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

6.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ] , so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify each Borrower which is a Party as a Borrower as at the Transfer Date that it wishes that scheme to apply to the Agreement.]

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].
[Agent]
By:

93954-4-1-v3.0                        -111-                        70-40529536

SCHEDULE 6
CONVERSION NOTICES

PART I
FORM OF PRELIMINARY CONVERSION NOTICE

From:    Northern Powergrid Holdings Company
To:    [Agent]
Dated:
Dear Sirs
Northern Powergrid Holdings Company - £150,000,000 Multicurrency Revolving Facility Agreement
dated [ ] (the "Agreement")

1.
We refer to the Agreement. This is a Preliminary Conversion Notice. Terms defined in the Agreement have the same meaning in this Preliminary Conversion Notice unless given a different meaning in this Preliminary Conversion Notice.

2.	We wish to:

(i)	[increase Tranche A Commitments]/[decrease Tranche A Commitments] in an amount equal to [ ]*;

(ii)	[increase Tranche B Commitments]/[decrease Tranche B Commitments] in an amount equal to [ ]; and

(iii)	[increase Tranche C Commitments]/[decrease Tranche C Commitments] in an amount equal to [ ].**

on [insert Preliminary Conversion Date].

3.	This Preliminary Conversion Notice is irrevocable.
Yours faithfully

…………………………………
authorised signatory for
Northern Powergrid Holdings Company

___________________________________
* Amount not to exceed £25,000,000
**Not more than £25,000,000 may be reallocated between Tranches A, B and C

93954-4-1-v3.0                        -112-                        70-40529536

PART II
FORM OF SECONDARY CONVERSION NOTICE

From:    Northern Powergrid Holdings Company
To:    [Agent]
Dated:
Dear Sirs
Northern Powergrid Holdings Company - £150,000,000 Multicurrency Revolving Facility Agreement
dated [ ] (the "Agreement")

1.
We refer to the Agreement. This is a Secondary Conversion Notice. Terms defined in the Agreement have the same meaning in this Secondary Conversion Notice unless given a different meaning in this Secondary Conversion Notice.

2.	We wish to:

(i)	cancel the Tranche A Commitments in an amount equal to [ ];

(ii)	increase the Tranche B Commitments in an amount equal to [ ]; and

(iii)	increase the Tranche C Commitments in an amount equal to [ ],**

on [insert Secondary Conversion Date]

3.	This Secondary Conversion Notice is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
Northern Powergrid Holdings Company

_____________________________________
**The aggregate of the amounts specified in sub-paragraphs (ii) and (iii) should equal the amount specified in sub-paragraph (i)

93954-4-1-v3.0                        -113-                        70-40529536

SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATE

To:     [    ] as Agent
From:    Northern Powergrid Holdings Company
Dated:
Dear Sirs
Northern Powergrid Holdings Company - £150,000,000 Multicurrency Revolving Facility Agreement
dated [ ] (the "Agreement")

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	as of [insert most recent Calculation Date] the provisions of Clause 21.2 (Financial condition) [have/have not] been complied with;

(b)	the computations necessary to demonstrate the [compliance/non compliance] referred to in paragraph (a) above are as follows:

Interest Cover

(i)	Consolidated EBIT

[            ]

(ii)	Consolidated Net Finance Charges

[            ]
Yorkshire Debt to Yorkshire RAV

(iii)	Yorkshire Senior Total Net Debt

[            ]

(iv)	Yorkshire RAV

[            ]

93954-4-1-v3.0                        -114-                        70-40529536

Northeast Debt to Northeast RAV

(v)	Northeast Senior Total Net Debt

[            ]

(vi)	Northeast RAV

[            ]
Consolidated Debt to Aggregate RAV

(vii)	Consolidated Senior Total Net Debt

[            ]

(viii)	Aggregate RAV

[            ]

3.	[We confirm that no Default is continuing.]*

Signed:	…............	…............
	Director	Director
	of	of
	Northern Powergrid Holdings Company	Northern Powergrid Holdings Company

____________________________________________
*If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

93954-4-1-v3.0                        -115-                        70-40529536

SCHEDULE 8
LMA FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Seller]
To:

[insert name of Potential Purchaser]

Re:    The Agreement

Company: (the "Company") Date: Amount: Agent:

Dear Sirs
We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

2.	CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

3.	PERMITTED DISCLOSURE

We agree that you may disclose:

(a)
to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

93954-4-1-v3.0                        -116-                        70-40529536

(b)	subject to the requirements of the Agreement, to any person:

(i)
to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (i) has delivered a letter to you in equivalent form to this letter;

(ii)
with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (ii) has delivered a letter to you in equivalent form to this letter;

(iii)
to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

(c)
notwithstanding sub-paragraphs (a) and (b) above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you.

4.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (b) of paragraph 2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

5.	RETURN OF COPIES

If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2 above.

93954-4-1-v3.0                        -117-                        70-40529536

6.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not result in you becoming a party to the Agreement as a lender of record, the date falling twelve months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated ; or (c) in any other case the date falling twelve months after the date of your final receipt (in whatever manner) of any Confidential Information.

7.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

(a)
neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(b)
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

8.	ENTIRE AGREEMENT; NO WAIVER; AMENDMENTS, ETC

(a)
This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

(b)
No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

(c)	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us and the Company.

9.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

93954-4-1-v3.0                        -118-                        70-40529536

10.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group.

11.	THIRD PARTY RIGHTS

(a)
Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

12.	GOVERNING LAW AND JURISDICTION

(a)
This letter and the agreement constituted by your acknowledgement of its terms (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

(b)
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

13.	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:
"Confidential Information" means all information relating to the Company, any Obligor, the Group, the Finance Documents, the Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or the Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)
is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

93954-4-1-v3.0                        -119-                        70-40529536

"Group" means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).
"Permitted Purpose" means considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully

…................................
For and on behalf of
[Seller]

To:    [Seller]
The Company and each other member of the Group
We acknowledge and agree to the above:

…................................
For and on behalf of
[Potential Purchaser]

93954-4-1-v3.0                        -120-                        70-40529536

SCHEDULE 9
TIMETABLES

	Loans in US dollars or euro	Loans in sterling	Loans in other currencies
Request for approval as an Optional Currency (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	U-4 (10.00am)
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	U-3 (4.00pm)
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U-3 (9.00am)	U-1 (10.00am)	U-3 (9.00am)
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)
	U-3 (3.00pm)	U-1 (3.00pm)	U-2 (2.00pm)
Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	U-2 (9.30am)	N/A	U-2 (9.30am)
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	U-2 (10.30am)	N/A	U-2 (10.30am)
LIBOR or EURIBOR is fixed	Quotation Day as of 11.00am London time in respect of LIBOR and as of 11.00am (Brussels time) in respect of EURIBOR	Quotation Day as of 11.00am	Quotation Day as of 11.00am

"U" = date of utilisation
"U - X" = X Business Days prior to date of utilisation

93954-4-1-v3.0                        -121-                        70-40529536

SCHEDULE 10
FORM OF INCREASE CONFIRMATION

To:     [    ] as Agent and Northern Powergrid Holdings Company as Company, for and on behalf of each Obligor
From:    [the Increase Lender] (the "Increase Lender")
Dated:
Dear Sirs
Northern Powergrid Holdings Company - £150,000,000 Multicurrency Revolving Facility Agreement
dated [ ] (the "Agreement")

1.
We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase).

3.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (f) of Clause 2.2 (Increase).

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

93954-4-1-v3.0                        -122-                        70-40529536

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10.
[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ] , so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify each Borrower which is a Party as a Borrower as at Increase Date that it wishes that scheme to apply to the Agreement.]

11.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:

93954-4-1-v3.0                        -123-                        70-40529536

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [ ].
Agent
By:
Security Agent
By:

93954-4-1-v3.0                        -124-                        70-40529536

SIGNATURES
THE COMPANY

NORTHERN POWERGRID HOLDINGS COMPANY

By: /s/ Phil A. Jones
Phil A. Jones
Address: Lloyds Court 78 Grey Street Newcastle Upon Tyne NEI 6AF
Fax: 0191 223 5132

THE BORROWERS

NORTHERN POWERGRID HOLDINGS COMPANY

By: /s/ Phil A. Jones
Phil A. Jones

NORTHERN POWERGRID (YORKSHIRE) PLC

By: /s/ Phil A. Jones
Phil A. Jones

NORTHERN POWERGRID (NORTHEAST) LIMITED

By: /s/ Phil A. Jones
Phil A. Jones

THE GUARANTOR
NORHTERN POWERGRID HOLDINGS COMPANY

By: /s/ Phil A. Jones
Phil A. Jones

THE ARRANGER
ABBEY NATIONAL TREASURY SERVICES PLC

By:/s / K.J. Aston
K.J. Aston
Relationship Director

93954-4-1-v3.0                        -125-                        70-40529536

Address: 2 Triton Square Regent's Place London NWI 3AN

Fax: 020 7756 5816

LLOYDS TSB BANK PLC

By: /s/ Gordon Milnes
Gordon Milnes
Address: 3rd Floor 10 Gresham Street London EC2V 7AE

Fax: 020 7158 3251

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Jaron Stallard
Jaron Stallard
Address: 135 Bishopsgate London EC2M 3UR

Fax: 0207 672 6403

THE AGENT
LLOYDS TSB BANK PLC

By: /s/ Gordon Milnes
Gordon Milnes

For administrative matters:

Address: Wholesale Loans Servicing Level 1 Citymark 150 Fountainbridge Edinburgh EH3 9PE
Fax: 020 7158 3204
Attention: Agency Operations

For Credit Matters:

Address: Wholesale Loans Agency 10 Gresham Street London EC2V 7AE

Fax: 020 7158 3198

Attention: Wholesale Loans Agency

93954-4-1-v3.0                        -126-                        70-40529536

THE ORIGINAL LENDERS
ABBEY NATIONAL TREASURY SERVICES PLC

By: /s/ K.J. Aston
K.J. Aston
Relationship Director

Address: 2 Triton Square Regent's Place London NW1 3AN

Fax: 020 7756 5816

LLOYDS TSB BANK PLC

By: /s/ Gordon Milnes
Gordon Milnes
Address: 10 Gresham Street London EC2V 7AE

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Jaron Stallard
Jaron Stallard
Address: 135 Bishopgate London EC2M 3UR
Fax: 0207 672 6403

93954-4-1-v3.0                        -127-                        70-40529536